EXHIBIT 23.2

                         CONSENT OF S.R. SNODGRASS, A.C.

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                      [LETTERHEAD OF S.R. SNODGRASS, A.C.]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to the incorporation by reference in this Registration Statement on Form S-8 of Advance Financial Bancorp of our report dated July 21, 1998, with respect to the consolidated financial statements of Advance Financial Bancorp and subsidiary as of June 30, 1998 and 1997, which report is incorporated by reference in the Annual Report on Form 10-KSB filed by Advance Financial Bancorp for the year ended June 30, 1998.

                                               /s/   S.R. Snodgrass, A.C.
                                               S.R. SNODGRASS, A.C.

Steubenville, Ohio
March 17, 1999